Exhibit 99.2 - Letter from Hylton-Potts Legal Consultants of UK re status of Lagmore Consulting Limited

HYLTON-POTTS LEGAL CONSULTANTS

MEMBER OF INTERNATIONAL, FEDERAL & NEW YORK BAR ASSOCIATIONS

Langthorne Chambers, 31 Langthorne Street, London SW6 6JT
Telephone: +(44) 20 7381 8111 - Fax: +(44) 870 220 0961
Email: law@hylton-potts.com
www.hylton-potts.com

Mr M Emerson
visionGATEWAY inc
12707 High Bluff Drive, Suite 200
San Diego
California 92130
USA

By email to emersonmf@visiongateway.net, cc to robertmcf99@aol.com

Friday, 25 May 2007

Dear Sir,
Re: Lagmore Consulting Limited

We write to confirm that we have examined the Memorandum and Articles of the above Company, and have conducted a search with Companies House.

We are also in receipt of copy of Mr McFarland’s letter to you of 8th May 2007.

We can confirm that Lagmore Consulting Limited is a properly constituted limited company and that the appropriate filings have been made with Companies House. There are no legal charges, claims or mortgages registered against the Company.

Yours faithfully,

Rodney Hylton-Potts